Exhibit 99.1

G-III APPAREL GROUP, LTD.

For:	G-III Apparel Group, Ltd.
Contact:	Investor Relations
James Palczynski
(203) 682-8229
Neal S. Nackman, Chief Financial Officer
G-III Apparel Group, Ltd.
(212) 403-0500

G-III APPAREL GROUP, LTD. ANNOUNCES SECOND QUARTER FISCAL 2018 RESULTS

—Net Sales Increase by 22% to a Second Quarter Record of $538 Million—

—Second Quarter Results Surpass Guidance—

—Full Year Net Sales and Net Income Guidance Increased—

New York, New York – September 6, 2017 — G-III Apparel Group, Ltd. (NasdaqGS: GIII) today announced operating results for the second quarter of fiscal 2018 that ended July 31, 2017.

For the quarter ended July 31, 2017, G-III reported that net sales increased by 21.6% to $538.0 million, up from $442.3 million in the year-ago period. This increase includes approximately $45.0 million of net sales of our DKNY and Donna Karan products. The Company reported a net loss for the second quarter of $8.6 million, or $(0.18) per share, compared to a net loss of $1.3 million, or $(0.03) per share, in the year ago period.

The Company noted that the year-ago second quarter net loss did not include any results from the Donna Karan acquisition, but did include approximately $3.0 million, equal to $0.04 per share, net of taxes, of professional fees related to the acquisition. The Company increased its prior guidance for fiscal 2018, noting excellent wholesale net sales across all major brands in the second quarter and a strong order book for the upcoming fall and holiday seasons.

On an adjusted basis, excluding, (a) for the second quarter of fiscal 2018 (i) severance of $700,000 related to the acquisition of Donna Karan International (“DKI”), equal to $0.01 per share, and (ii) non-cash imputed interest expense of $1.4 million related to the note issued to the seller as part of the consideration for the acquisition of DKI, equal to $0.02 per share, and (b) for the second quarter of fiscal 2017, professional fees of $3.0 million related to the acquisition of DKI, equal to $0.04 per share, non-GAAP net

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loss per share for the second quarter of fiscal 2018 was $(0.15) compared to non-GAAP net income per share of $0.01 in the prior year’s comparable period.

Included in both GAAP and non-GAAP results for the second quarter of fiscal 2018 are operating losses of $13.8 million and additional cash interest expense of $7.2 million related to the operation and ownership of DKI, equal to an aggregate of $0.27 per share. The acquisition of DKI was completed on December 1, 2016.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “The brand portfolio we have created through acquisition and partnership is powerful. This great portfolio is enabling us to perform well despite significant headwinds in the marketplace. We are fortunate to have developed a diverse business, anchored by Calvin Klein and supported by other brands including Tommy Hilfiger and Karl Lagerfeld Paris. And now, Donna Karan and DKNY, both global power brands, will help us capture additional opportunities. We are positioned to provide exciting new assortments to a range of retailers and to demonstrate leadership in our industry at a critical time. We expect to generate growth in sales and achieve higher levels of profitability as we move forward.”

Mr. Goldfarb concluded, “In our own retail operations, we expect to improve performance through store rationalization, better merchandising and expense reductions. We believe we can mitigate the pressure on our retail results while reaping the benefits of an exciting new phase of wholesale growth as we look forward to a successful second half of the year. We anticipate achieving our operational and financial objectives and fulfilling our ongoing mission to offer brand and product solutions to an industry affected by disruption and change.”

Outlook

The Company today increased its prior guidance for the full fiscal year ending January 31, 2018. The Company is now forecasting revenues of approximately $2.80 billion and net income between $56 million and $60 million or between $1.11 and $1.21 per diluted share. The Company previously forecasted net sales of $2.76 billion and net income between $52 million and $57 million, or between $1.04 and $1.14 per diluted share.

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The Company’s forecast includes Donna Karan-related transitional expenses of approximately $8 million and non-cash imputed interest expense of approximately $6 million. On an adjusted basis, excluding transitional and imputed interest expenses, the Company now anticipates non-GAAP net income of between approximately $64 million and $69 million, or between $1.28 and $1.38 per diluted share. The Company’s previous forecast was for non-GAAP net income of between approximately $60 and $65 million, or between $1.20 and $1.30 per diluted share.

The forecasted GAAP and non-GAAP results reflect expected operating losses of approximately $23.0 million and additional interest expense of approximately $23.0 million, equal to an aggregate of $0.57 per diluted share, associated with the Donna Karan business. The per share forecasts above include the impact of the issuance of approximately 2.6 million shares of new G-III common stock to the seller of DKI on December 1, 2016.

The Company is now forecasting projected full-year adjusted EBITDA for fiscal 2018 between $180 million and $188 million compared to adjusted EBITDA of $148.1 million in fiscal 2017 and compared to its previous forecast of adjusted EBITDA of between $178 million and $186 million. This adjusted EBITDA guidance includes a forecasted full-year operating loss of approximately $12 million associated with the Donna Karan business.

For the third fiscal quarter ending October 31, 2017, the Company is forecasting net sales of approximately $1.03 billion and net income between $69 million and $73 million, or between $1.36 and $1.46 per diluted share. This forecast compares to net sales of $883 million and net income of $70.6 million, or $1.50 per diluted share, reported for the third quarter of fiscal 2017.

The third quarter forecast assumes Donna Karan related transitional expenses of approximately $6.0 million and non-cash imputed interest expense of $1.4 million. On an adjusted basis, excluding transitional and imputed interest expenses, the Company is forecasting third quarter non-GAAP net income between $73 million and $78 million, or between $1.45 and $1.55 per diluted share. The Company reported net income of $70.6 million, or $1.50 per diluted share, for the fiscal quarter ended October 31, 2016.

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Non-GAAP Financial Measures

Reconciliations of GAAP net income to non-GAAP net income, GAAP net income (loss) per share to non-GAAP net income (loss) per share and of GAAP net income to adjusted EBITDA are presented in tables accompanying the condensed financial statements included in this release and provide useful information to evaluate the Company’s operational performance. Non-GAAP net income, non-GAAP net income (loss) per share and adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with GAAP.

About G-III Apparel Group, Ltd.

G-III is a leading manufacturer and distributor of apparel and accessories under licensed brands, owned brands and private label brands. G-III’s owned brands include Donna Karan, DKNY, Vilebrequin, G. H. Bass, Andrew Marc, Marc New York, Eliza J and Jessica Howard. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Karl Lagerfeld Paris, Kenneth Cole, Cole Haan, Guess?, Vince Camuto, Ivanka Trump, Kensie, Levi's and Dockers brands. Through our team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League, Hands High, Touch by Alyssa Milano and more than 100 U.S. colleges and universities. G-III also operates retail stores under the DKNY, Wilsons Leather, G. H. Bass, Vilebrequin, Calvin Klein Performance and Karl Lagerfeld Paris names.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, risks relating to G-III’s acquisition of Donna Karan International Inc. and general economic conditions, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(NASDAQGS: GIII)

CONSOLIDATED STATEMENTS OF OPERATIONS AND

SELECTED BALANCE SHEET DATA

(In thousands, except per share amounts)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Net sales	$538,006	$442,267	$1,067,048	$899,670
Cost of sales	335,115	286,624	662,301	578,358
Gross profit	202,891	155,643	404,747	321,312
Selling, general and administrative expenses	195,849	153,168	393,260	306,273
Depreciation and amortization	10,736	7,672	20,574	14,865
Operating profit (loss)	(3,694)	(5,197)	(9,087)	174
Equity gain (loss) in investment	—	348	(1,152)	617
Interest and financing charges, net	(9,639)	(1,056)	(19,588)	(2,298)
(Loss) before taxes	(13,333)	(5,905)	(29,827)	(1,507)
Income tax (benefit)	(4,765)	(4,612)	(10,868)	(2,985)
Net income (loss)	$(8,568)	$(1,293)	$(18,959)	$1,478

Net income (loss) per common share:
Basic	$(0.18)	$(0.03)	$(0.39)	$0.03
Diluted	$(0.18)	$(0.03)	$(0.39)	$0.03
Weighted average shares outstanding:
Basic	48,689	45,667	48,669	45,601
Diluted	48,689	45,667	48,669	46,967

	At July 31,
	2017	2016
Selected Balance Sheet Data (in thousands):
Cash	$58,782	$44,950
Working Capital	689,037	634,582
Inventory	655,272	569,996
Total Assets	2,042,051	1,259,520
Long-Term Debt	568,834	—
Total Stockholders' Equity	1,021,034	900,105

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF ACTUAL GAAP NET INCOME (LOSS) PER SHARE TO

ACTUAL NON-GAAP NET INCOME (LOSS) PER SHARE

(Unaudited)

	Actual Three Months Ending July 31, 2017	Actual Three Months Ended July 31, 2016	Actual Six Months Ending July 31, 2017	Actual Six Months Ended July 31, 2016
GAAP diluted net income (loss) per common share	$(0.18)	$(0.03)	$(0.39)	$0.03
Excluded from non-GAAP:
Professional fees associated with the DKI acquisition	—	0.06	—	0.06
Non-cash imputed interest	0.03	—	0.06	—
Donna Karan related transitional expenses	0.01	—	0.04	—
Income tax benefit impacts of non-GAAP adjustments	(0.01)	(0.02)	(0.04)	(0.02)
Non-GAAP diluted net income (loss) per common share	$(0.15)	$0.01	$(0.33)	$0.07

Non-GAAP diluted net income (loss) per share is a “non-GAAP financial measure” that excludes acquisition related professional fees, non-cash imputed interest expense and Donna Karan related transitional expenses, which are comprised primarily of severance expenses, in connection with the acquisition of DKI. Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective period. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding acquisition-related expenses and charges in fiscal 2017 and 2018 that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME PER SHARE TO

FORECASTED AND ACTUAL NON-GAAP NET INCOME PER SHARE

(Unaudited)

	Forecasted Three Months Ending October 31, 2017	Actual Three Months Ended October 31, 2016	Forecasted Twelve Months Ending January 31, 2018	Actual Twelve Months Ended January 31, 2017
GAAP diluted net income per common share	$1.36 - $1.46	$1.50	$ 1.11 - $ 1.21	$1.10
Excluded from non-GAAP:
Professional fees associated with the DKI acquisition	—	—	—	0.16
Non-cash imputed interest	0.03	—	0.11	0.02
Donna Karan related transitional expenses	0.11	—	0.15	0.08
Asset impairment charges	—	—	—	0.22
Income tax expense (benefit) impacts of non-GAAP adjustments	(0.05)	—	(0.09)	(0.16)
Non-GAAP diluted net income per common share	$1.45 - $1.55	$1.50	$ 1.28- $ 1.38	$1.42

Non-GAAP diluted net income per share is a “non-GAAP financial measure” that excludes acquisition related professional fees, non-cash imputed interest expense and Donna Karan related transitional expenses, which are comprised primarily of severance expenses, in connection with the acquisition of DKI, as well as asset impairments related to the retail operations segment in fiscal 2017. Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective period. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding acquisition-related expenses and charges in fiscal 2017 and 2018 and asset impairment charges in fiscal 2017 related to our retail operations segment that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME TO FORECASTED
AND ACTUAL ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Forecasted Twelve Months Ending January 31, 2018	Actual Twelve Months Ended January 31, 2017
Net income	$ 56,000 - $ 60,000	$51,938
Professional fees associated with the DKI acquisition	—	7,789
Donna Karan related transitional expenses	7,600	3,910
Asset impairment charges	—	10,480
Depreciation and amortization	40,000	32,481
Interest and financing charges, net	44,400	15,675
Income tax expense	32,000 – 36,000	25,824
Adjusted EBITDA, as defined	$ 180,000 - $ 188,000	$148,097

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net, and income tax expense and excludes professional fees and Donna Karan related transitional expenses, which are comprised primarily of severance expenses in fiscal 2017 and 2018, as well as asset impairment charges in fiscal 2017 related to our retail operations segment. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME

TO NON-GAAP NET INCOME

(In thousands)

(Unaudited)

	Forecasted Three Months Ending October 31, 2017	Actual Three Months Ended October 31, 2016	Forecasted Twelve Months Ending January 31, 2018	Actual Twelve Months Ended January 31, 2017
Net income	$69,000 - $73,000	$70,564	$56,000 - $60,000	$51,938
Excluded from non-GAAP:
Professional fees associated with the DKI acquisition	—	—	—	7,789
Imputed non-cash interest	1,400	—	5,700	952
Acquisition related transition expenses	5,800	—	7,600	3,910
Asset impairment charges	—	—	—	10,480

Income tax expense impacts of non-GAAP adjustments	(2,700)	—	(4,800)	(7,682)
Non-GAAP net income, as defined	$73,500 - $78,500	$70,564	$64,500 - $68,500	$67,387

Non-GAAP net income is a “non-GAAP financial measure” that excludes professional fees, non-cash imputed interest expense and severance expense in fiscal 2017 and 2018 in connection with the acquisition of DKI, as well as asset impairment charges in fiscal 2017 related to our retail operations segment. Non-GAAP income tax benefits are calculated using the estimated and actual effective tax rates for the respective periods. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles.

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